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                                                                    EXHIBIT 24.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this joint proxy statement/prospectus related to the merger of the Franklin real estate investment trusts of our reports dated January 13, 1995 on our audits of the financial statements and financial statement schedules of Franklin Select Real Estate Income Fund, Franklin Real Estate Income Fund and Franklin Advantage Real Estate Income Fund. We also consent to the reference to our firm under the caption "Experts."

                                                        COOPERS & LYBRAND L.L.P.

San Francisco, California
November 10, 1995